UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 7, 2018	333-132456
Date of Report (Date of earliest event reported)	Commission File Number

SECURITY DEVICES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	71-1050654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
107 Audubon Road, Bldg 2, Suite 201 Wakefield, Massachusetts 01880
(Address of Principal Executive Offices) (Zip Code)

(978)-868-5011

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 3.02           Unregistered Sales of Equity Securities

On March 7, 2018 Security Devices International, Inc. (the “Company”) issued 507,550 shares (the “Shares”) of its common stock to Northeast Industrial Partners LLC (“Northeast”) at a deemed price of $0.1584 per share. Northeast is controlled by Bryan Ganz, a member of the Company’s board of directors. The Shares were the second installment to be paid by the Company to Northeast under a certain extension consulting agreement (the “Extension Consulting Agreement”) as previously reported by the Company on a Form 14A Definitive Proxy Statement filed December 5, 2017, with voting results reported by the Company on a Form 8-K filed December 22, 2017. The Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The Company also made a share issuance to Paul Jensen, the Company’s President and COO under the employment agreement announced August 28, 2017 and reported by the Company on a Form 14A Definitive Proxy Statement filed December 5, 2017, with voting results reported by the Company on a Form 8-K filed December 22, 2017. The Company issued 339,370 common shares at a deemed price of CAD$0.1830 per share to satisfy the payment of USD $50,000 due in January 2018. The Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

 (a)         Financial Statements of Business Acquired.

Not applicable.

(b)         Pro Forma Financial Information.

Not applicable.

(c)         Shell Company Transaction.

Not applicable.

(d)         Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY DEVICES INTERNATIONAL, INC.

March 7, 2018		/s/ Dean Thrasher
	Name:	Dean Thrasher
	Title:	Chief Executive Officer

3